Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in Health and Retirement Properties Trust's registration statement on Form S-3 of our report dated February 19, 1998 included in New Marriott MI, Inc.'s (subsequently renamed "Marriott International, Inc.") Form 10-K for the fiscal year ended January 2, 1998 (File No. 1-13881) and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP

Washington, D.C.
May 11, 1998